UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2015

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices)                                     (Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                  Regulation FD Disclosure

On March 31, 2015, The Macerich Company, a Maryland corporation (“Macerich” or the “Company”), issued a press release announcing that its Board of Directors (the “Board”) has unanimously rejected Simon Property Group, Inc.’s revised, unsolicited proposal to acquire the Company for $95.50 per share in cash and stock. The Board carefully reviewed the revised, best and final proposal with the assistance of its financial, real estate and legal advisors, and determined that this revised proposal continues to substantially undervalue Macerich and its prospects for continued growth and shareholder value creation and that pursuing the proposed transaction at this time is not in the best interests of Macerich, its stockholders and other constituencies.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference into this Item 7.01.

On March 31, 2015, Macerich made available on its website an investor presentation, a copy of which is furnished as Exhibit 99.2 to this Form 8-K and incorporated by reference into this Item 7.01.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1                        Press Release dated March 31, 2015 regarding the Company’s response to the revised, unsolicited proposal from Simon Property Group, Inc.

99.2                        Investor Presentation dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

April 1, 2015	/s/ THOMAS E. O’HERN
Date	Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	NAME

99.1	Press Release dated March 31, 2015 regarding the Company’s response to the revised, unsolicited proposal from Simon Property Group, Inc.

99.2	Investor Presentation dated March 31, 2015.